                                                                     EXHIBIT 4.2

                      AMENDED AND RESTATED VOTING AGREEMENT


            This AMENDED AND RESTATED VOTING AGREEMENT (the "AGREEMENT") is entered into as of July 25, 2000, by and among Ceres Group, Inc., a Delaware corporation (including its successors, the "COMPANY") and the security holders listed on Exhibit A of this Agreement (or who may hereafter become a party hereto pursuant to the terms hereof).

            WHEREAS, the Company and International Managed Care, LLC, International Managed Care (Bermuda), L.P., Peter W. Nauert, Michael A. Cavataio, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590033, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590034, Karon Hill, Val Rajic, Turkey Vulture Fund XIII, Ltd., Marc C. Krantz, Krantz Family Limited Partnership, Medical Mutual of Ohio, Howard R. Conant, Joseph Cusimano IRA, and LEG Partners SBIC, L.P., Glen A. Laffoon, Charles E. Miller, Jr., Lunn- Ceres, LLC, John Cochrane, Bruce Henry, Andrew A. Boemi, Sally J. Krogh, Michael A. Cavataio IRA, Kenneth A. Mannino IRA, Ralph Alexander, Ronald L. Kotowski, Richard Kusnic, George A. Gehringer, Anthony J. Pino, Billy B. Hill, Jr. and John Kertis are parties to a Voting Agreement, dated July 1, 1998, as amended (the "Original Voting Agreement"), pursuant to which the parties regulated certain aspects of their relationship as holders of common stock, par value $0.001 per share, of the Company;

            WHEREAS, the Company has offered up to 3,333,334 shares of common stock of the Company (the "Pyramid Offering Shares") in a private placement offering;

            WHEREAS, the parties wish to include certain purchasers of the Pyramid Offering Shares in the Original Voting Agreement and modify certain other provisions of the Original Voting Agreement which are no longer effective; and

            WHEREAS, the Company and the parties listed on the signature page attached hereto representing a majority of the Required Holders (as defined below) have agreed to amend and restate the Original Voting Agreement to include the purchasers of the Pyramid Offering Shares and to make certain other modifications.

            NOW THEREFORE, in consideration of the agreements and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                "Affiliate" shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "control," and "controlled by" and when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                "Castle Creek" shall mean, collectively, Castle Creek Capital
            Partners Fund IIa, LP, a Delaware limited partnership, and Castle Creek Capital Partners Fund IIb, LP, a Delaware limited partnership.

                "Castle Creek Group" shall mean Castle Creek, its Affiliates, and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                "Castle Creek Group Closing Date Shares" shall mean the
            1,666,667 Pyramid Offering Shares purchased by Castle Creek.

                "Common Stock" shall mean shares of the Common Stock, $0.001 par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                "Common Stock Equivalents" shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                "Closing Date" shall mean the closing of the transactions
            contemplated by the Stock Purchase Agreement.

                "Designee" shall mean an individual designated for election to the Board of Directors by IP Delaware, SAP, Osborne or Castle Creek pursuant to Section 2.1 of this Agreement.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                "Holder" shall mean (i) a securityholder listed on EXHIBIT A hereto and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Agreement by executing a joinder agreement in the form of EXHIBIT B hereto.

                "IMC" shall mean, collectively, IMC Delaware and IMC Bermuda.

                "IMC Bermuda" shall mean International Managed Care (Bermuda),
            L.P., a Bermuda limited partnership.

                "IMC Delaware" shall mean International Managed Care LLC, a
            Delaware limited liability company.

                "IMC Group" shall mean IMC Delaware, IMC Bermuda, their
            respective Affiliates, the respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members) of the foregoing, and the respective limited partners of IMC Delaware and IMC Bermuda.

                "IMC Group Closing Date Shares" shall mean the number of shares of Common Stock owned by the IMC Group as of the date of the Original Voting Agreement as set forth on EXHIBIT C hereto.

                "Independent Director" shall mean a director meeting the
            standards of an "independent director" as defined in Rule 4200(a) of the rules of the NASD as of the Closing Date.

                "Osborne" shall mean Turkey Vulture Fund, III, Ltd. an Ohio limited liability company.

                "Osborne Group" shall mean Osborne, its Affiliates, and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                "Osborne Group Closing Date Shares" shall mean the number of shares of Common Stock owned by the Osborne Group as of the date of the Original Voting Agreement as set forth on EXHIBIT C hereto.

                "Person" or "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

                "Required Holders" shall mean Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Agreement.

                "SAP" shall mean Strategic Acquisition Partners, LLC, a Nevada limited liability company.

                "SAP Group" shall mean SAP, its Affiliates, and their respective officers,
            directors, and employees, Peter W. Nauert, Michael A. Cavataio, Karon Hill and Val Rajic (and members of their respective families and trusts for the primary benefit of such family members).

                "SAP Group Closing Date Shares" shall mean the number of shares of Common Stock owned by the SAP Group as of the date of the Original Voting Agreement as set forth on EXHIBIT C hereto.

                "Stockholders Agreement" shall mean that certain Stockholders
            Agreement, dated as of July 1, 1998, among the Company and the various stockholders party thereto from time to time.

                "Stock Purchase Agreement" shall mean the Amended and Restated
            Stock Purchase Agreement dated as of March 30, 1998, by and among the Company and certain purchasers pursuant to which the Company issued 7,300,000 shares of Common Stock and warrants (the "WARRANTS") to purchase up to 3,650,000 shares of Common Stock (the "WARRANT SHARES").

                                   ARTICLE II

                              ELECTION OF DIRECTORS

                SECTION 2.1 BOARD OF DIRECTORS.

            (a) The Holders shall cause the Board of Directors of the Company to consist of nine directors, some or all, as applicable, of whom shall consist of the following individuals:

                (i) IMC DESIGNEES. Four individuals designated by IMC, so long as the IMC Group shall own a number of shares of Common Stock equal to at least 75% of the IMC Group Closing Date Shares; three individuals designated by IMC, so long as the IMC Group shall own a number of shares of Common Stock equal to at least 50%, but less than 75%, of the IMC Group Closing Date Shares; two individuals designated by IMC, so long as the IMC Group shall own a number of shares of Common Stock equal to at least 25%, but less than 50%, of the IMC Group Closing Date Shares; and one individual designated by IP, so long as the IMC Group shall own a number of shares of Common Stock equal to at least 10%, but less than 25%, of the IMC Group Closing Date Shares;

                (ii) SAP DESIGNEES. Two individuals designated by SAP, so long as the SAP Group shall own a number of shares of Common Stock equal to at least 50% of the SAP Closing Date Shares; and one individual designated by SAP, so long as the SAP Group shall own a number of shares of Common Stock equal to at least 10%, but less than 50%, of the SAP Group Closing Date Shares;

                (iii) OSBORNE DESIGNEE. One individual designated by Osborne, so long as the

            Osborne Group shall own a number of shares of Common Stock equal to at least 25% of the Osborne Group Closing Date Shares; and

                (iv) CASTLE CREEK DESIGNEE. One individual designated by Castle
            Creek, so long as the Castle Creek Group shall own a number of shares of Common Stock equal to at least 25% of the Castle Creek Group Closing Date Shares.

            PROVIDED, HOWEVER, that until the first date as of which the Company does not have a class of equity securities either registered under
            Section 12(b) or 12(g) of the Exchange Act, at least two of the individuals elected to the Board of Directors shall constitute Independent Directors; and PROVIDED FURTHER, that (i) none of IMC, SAP, Osborne or Castle Creek shall be required to designate an individual that constitutes an Independent Director so long as two individuals who constitute Independent Directors are nominated to serve as directors and SAP, IMC, Osborne and Castle Creek vote for their election; PROVIDED, that if the Company has cumulative voting with respect to the election of its directors, the SAP Group, IMC Group, Osborne Group and Castle Creek Group shall be permitted to vote in favor of the SAP Designees, IMC Designees, Osborne Designee and Castle Creek Designee as provided in this Section 2.1(a) to the extent necessary to ensure the election of such Designees prior to casting any votes in favor of such Independent Directors; (ii) in the event one or two of the individuals to be designated pursuant to the foregoing provisions must constitute an Independent Director in order to meet the requirements of the immediately preceding proviso, then, first, IMC shall designate as one of its designees an individual that constitutes an Independent Director, and, second, SAP shall designate as one of its designees an individual that constitutes an Independent Director.

            (b) For purposes of the foregoing provisions and SECTION 2.2, in determining whether any person or group owns a specified number of shares of Common Stock for purposes of comparison to the number of shares owned by a person or group on the Closing Date, appropriate adjustment shall be made in each case to give effect to any stock splits, dividends or combinations.

            (c) If, prior to his election to the Board of Directors of the Company pursuant to SECTION 2.1, any designee shall be unable or unwilling to serve as a director of the Company, the Holder or Holders who designated such Designee shall be entitled to nominate a replacement who shall then be a Designee for purposes of this SECTION 2.1. If, following an election to the Board of Directors of the Company pursuant to SECTION 2.1, any Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Holder or Holders who designated such Designee shall, within thirty (30) days of such event, notify the Board of Directors of the Company in writing of a replacement Designee, and either (i) the Holders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement Designee to fill the unexpired term of the Designee who such new

Designee is replacing or (ii) the Board of Directors shall elect such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing. If any Holder requests that any Designee designated by such Holder be removed as a Director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all of its capital stock in favor of, such removal upon such request.

            (d) Each Holder shall vote its shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Agreement (including, without limitation, the election of Designees as directors as described herein) and to ensure that the certificate of incorporation and bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement. In order to effectuate the provisions of this SECTION 2.1, each Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Agreement, such Holder shall use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to applicable law.

                SECTION 2.2 CONTINUED LISTING. Until the three year anniversary of the Closing Date, each Holder shall vote its shares of Common Stock in such manner that the Company shall not be voluntarily delisted from the Nasdaq National Market, except (y) in connection with (1) a transaction that would constitute a "Rule 13e-3 transaction" (as that term is defined under Rule 13e-3 under the Exchange Act as in effect on the date hereof) with respect to the Common Stock or (2) any other transaction that, if it were effected by the Company or an affiliate thereof, would constitute a "Rule 13e-3 transaction" (as so defined) with respect to the Common Stock, or (z) if the Company becomes listed on a national securities exchange.

                SECTION 2.3 PROXY. Each Holder hereby grants to each of IMC Delaware, SAP, Osborne and Castle Creek, with full powers of substitution, an irrevocable proxy coupled with an interest as may be necessary to permit each of IMC Delaware, SAP, Osborne and Castle Creek, to vote the shares of the Holder granting such proxy in accordance with the requirements of SECTION 2.1 (by written consent or otherwise) in event the Holder fails to vote its shares of Common Stock as required under SECTION 2.1 within ten (10) days after notice from the party holding such proxy requesting such a vote.

                SECTION 2.4 PROXY STATEMENT. In connection with any annual meeting of the stockholders or special meeting of the stockholders of the Company called for the election of directors, the Company shall prepare and file, if required, with the Securities and Exchange Commission (the "COMMISSION") a proxy statement relating to such meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") which shall include the recommendation of the Board in favor of electing the directors specified in SECTION 2.1. Except in the event of termination of this Agreement, no modification or withdrawal of such recommendation shall release the Company of its obligation to submit the election of directors specified in SECTION 2.1 to its stockholders for their vote in accordance with applicable law. The Company shall use reasonable efforts to assure the election of the directors specified in SECTION 2.1.

                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER

                SECTION 3.1 RESTRICTIONS UPON TRANSFER. No Holder may effect, cause to be effected or permit any voluntary or involuntary sale, assignment or transfer of any shares of Common Stock or Common Stock Equivalents or any interest therein (a "TRANSFER"), except for Transfers pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act, unless the transferee agrees to be bound by the provisions of this Agreement and the Stockholders Agreement and such Transfer is, where applicable, made in compliance with the terms of the Stockholders Agreement; PROVIDED, that the Warrants and the Warrant Shares shall not be subject to this Agreement upon the Transfer to a beneficial owner other than IP, SAP, or Osborne and their respective affiliates; PROVIDED FURTHER, that nothing contained herein shall restrict the sale, assignment or transfer of any warrants issued by the Company pursuant to the Credit Agreement dated December 16, 1997 by and between the Company and SAP. Any Transfer not complying with the provisions of this Agreement shall be void AB INITIO, shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in such Common Stock or the Company.

                SECTION 3.2 RESTRICTIVE LEGENDS.

                (a) For the term of this Agreement, each certificate representing the shares of Common Stock or Common Stock Equivalents subject hereto, and each instrument or certificate issued upon exchange or transfer thereof, shall be stamped or otherwise imprinted with the following legend:

                "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE
            SUBJECT TO TRANSFER RESTRICTIONS, VOTING LIMITATIONS, AND OTHER TERMS AND CONDITIONS CONTAINED IN A VOTING AGREEMENT DATED JULY 1, 1998, AS AMENDED AND RESTATED ______, 2000, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                (b) In addition, each certificate representing shares of Common Stock or Common Stock Equivalents subject hereto and each instrument or certificate issued upon exchange or Transfer thereof shall be stamped or otherwise imprinted with any and all legends required by applicable state and federal securities laws.

                                   ARTICLE IV

                                  MISCELLANEOUS

                SECTION 4.1 TERM. The term of this Agreement shall begin on the Closing Date and shall remain in effect until the five (5) year anniversary of the Closing Date.

                SECTION 4.2 AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; PROVIDED, that, no such amendment or waiver: (i) that is adverse to any Holder that owns more than 5% of the outstanding Common Stock shall be effective as to that Holder prior to the three (3) year anniversary of the Closing Date without the consent of such Holder or (ii) shall amend SECTION 2.1(a)(iv), SECTION 2.1(a)(v), the first proviso of SECTION 2.1(a) or SECTION 2.2 unless approved by a majority of the Independent Directors.

                SECTION 4.3 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto including any and all subsequent Holders from time to time.

                SECTION 4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, as applicable to contracts executed and to be performed entirely in such state.

                SECTION 4.5 ENTIRE AGREEMENT. Except as provided below, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

                SECTION 4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                SECTION 4.7 ENFORCEMENT.

                (a) The Holders each acknowledge and agree that irreparable damage will occur if any of the provisions of this Agreement are not complied with in accordance with their specific terms. Accordingly, the Company will be entitled to an injunction to prevent breached of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

                (b) No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                SECTION 4.8 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

                SECTION 4.9 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                           IF TO THE COMPANY:
                           ------------------

                                   Ceres Group, Inc.
                                   17800 Royalton Road
                                   Cleveland, Ohio  44136
                                   Facsimile No.: (440) 572-4500
                                   Attention: Billy B. Hill, Jr.

            If to any Holder, at its address listed on the signature pages hereof or in any joinder agreement.

            Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                    *   *   *

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                     CERES GROUP, INC.


                                     By: /S/ Charles E. Miller, Jr.
                                         --------------------------
                                     Name: Charles E. Miller, Jr.
                                     Title: CFO

                      AMENDED AND RESTATED VOTING AGREEMENT
                   CONSENT OF HOLDERS OF THE REQUIRED HOLDERS

                         INTERNATIONAL MANAGED CARE, LLC

                    By: Insurance Partners, L.P.,
                        its managing member

                          By: Insurance GenPar, L.P.,
                              its General Partner

                                By: Insurance GenPar MGP, L.P.,
                                    its General Partner

                                      By: Insurance GenPar MGP, Inc.,
                                          its General Partner


                                      /s/ Robert A. Spass
                                      -------------------------------------
                                      By: Robert A. Spass
                                      Its: Managing Partner



                    INTERNATIONAL MANAGED CARE (BERMUDA), L.P.

                    By: Insurance Partners Offshore (Bermuda), L.P., its general partner

                           By: Insurance GenPar (Bermuda), L.P.,
                               its General Partner

                                  By: Insurance GenPar (Bermuda) MGP, L.P.,
                                      its General Partner

                                       By: Insurance GenPar (Bermuda) MGP, Ltd.,
                                           its General Partner


                                       /s/ Robert A. Spass
                                       -----------------------------------------
                                       By: Robert A. Spass
                                       Its: Managing Partner

                      AMENDED AND RESTATED VOTING AGREEMENT
                   CONSENT OF HOLDERS OF THE REQUIRED HOLDERS


                            /s/ Peter W. Nauert
                            ----------------------------------------------------
                            PETER W. NAUERT



                            TURKEY VULTURE FUND XIII, LTD.


                            /s/ Richard M. Osborne
                            ----------------------------------------------------
                            By: Richard M. Osborne
                            Its: Manager

                                    EXHIBIT A
                                    ---------

International Managed Care, LLC
International Managed Care (Bermuda), L.P.
Peter W. Nauert
Michael A. Cavataio
Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option
     Director Plan FBO
Michael Cavataio #08590033
Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option
     Director Plan FBO
Michael Cavataio #08590034
Karon Hill
Val Rajic
Turkey Vulture Fund XIII, Ltd.
Marc C. Krantz
Krantz Family Limited Partnership
Medical Mutual of Ohio
Howard R. Conant
Joseph Cusimano IRA,
LEG Partners SBIC, L.P.
Glen A. Laffoon
Charles E. Miller, Jr.
Lunn-Ceres, LLC
John Cochrane
Bruce Henry
Andrew A. Boemi
Sally J. Krogh
Michael A. Cavataio IRA
Kenneth A. Mannino IRA
Ralph Alexander
Ronald L. Kotowski
Richard Kusnic,
George A. Gehringer
Anthony J. Pino
Billy B. Hill, Jr.
John Kertis
Castle Creek Capital Partners Fund IIa, LP
Castle Creek Capital Partners Fund IIb, LP

                                    EXHIBIT B
                                    ---------


                                JOINDER AGREEMENT

            Reference is made to (i) that certain Voting Agreement, dated as of _________, 1998, among Central Reserve Life Corporation, an Ohio corporation (the "COMPANY"), and the persons signatory thereto (as amended and in effect from time to time, the "AMENDED AND RESTATED VOTING AGREEMENT"), a copy of which is attached hereto, and (ii) that certain Stockholders Agreement, dated as of ___________, 1998, among the Company and the persons signatory thereto (as amended and in effect from time to time, the "STOCKHOLDERS AGREEMENT"), copy of which is attached hereto.

            The undersigned, _________________________ [print name], in order to become the owner or holder of __________ shares of common stock of the Company, hereby agrees that by the undersigned's execution hereof, the undersigned is a party to the Voting Agreement and the Stockholders Agreement subject to all of the restrictions, conditions and obligations applicable to stockholders set forth in such agreements. This Joinder Agreement shall take effect and shall become a part of each such agreement immediately upon execution.
            Executed as of the date set forth below.



                                  Signature:
                                            ------------------------------

                                  Address:
                                           -------------------------------


                                  Date:
                                       -----------------------------------
ACCEPTED:

CERES GROUP, INC.

By:
    -------------------------------
Name:
     ------------------------------
Title:
      -----------------------------
Date:
     ------------------------------

                                    EXHIBIT C



================================================================================
                    INVESTOR                                 CLOSING DATE SHARES
--------------------------------------------------------------------------------
International Managed Care, LLC                                        2,769,164
--------------------------------------------------------------------------------
International Managed Care (Bermuda), L.P.                             1,576,292
--------------------------------------------------------------------------------
Peter W. Nauert                                                          933,636
--------------------------------------------------------------------------------
Michael A. Cavataio                                                      130,316
--------------------------------------------------------------------------------
Mercantile Bank of Northern Illinois, Trustee of
the Conseco Stock Option Plan FBO Michael
Cavataio
#08590033                                                                 37,764
#08590034                                                                 13,738
--------------------------------------------------------------------------------
Karon Hill                                                               100,000
--------------------------------------------------------------------------------
Val Rajic                                                                100,000
--------------------------------------------------------------------------------
Strategic Acquisition Partners, LLC                                          -0-
--------------------------------------------------------------------------------
Turkey Vulture Fund XIII, Ltd.                                           720,910
--------------------------------------------------------------------------------
Medical Mutual of Ohio                                                   363,636
--------------------------------------------------------------------------------
United Payors and United Providers, Inc.                                 181,818
--------------------------------------------------------------------------------
Howard R. Conant                                                          90,909
--------------------------------------------------------------------------------
Joseph Cusimano IRA                                                       90,909
--------------------------------------------------------------------------------
LEG Partners SBIC, L.P.                                                  181,818
--------------------------------------------------------------------------------
Marc C. Krantz                                                             4,546
--------------------------------------------------------------------------------
Krantz Family Limited Partnership                                          4,544
================================================================================